AMRI to Acquire Oso Biopharmaceuticals Manufacturing

- Significantly Expands Contract Manufacturing Capabilities to Include Commercial Scale Sterile Injectables -

Albany, NY (June 2, 2014) – AMRI (NASDAQ: AMRI) today announced that it has signed a definitive agreement to acquire all of the outstanding membership interests of Oso Biopharmaceuticals Manufacturing, LLC (“OsoBio”) for $110 million in cash. OsoBio is recognized as a premier contract manufacturer of highly complex injectable drug products, including sterile liquid, suspension and lyophilized formulations. The acquisition and associated fees are expected to be financed through cash currently held by AMRI, and, subject to Hart-Scott-Rodino clearance and other conditions to closing, is expected to be completed in the third quarter of 2014.

“The acquisition of OsoBio is highly complementary to our finished dose manufacturing business, and is consistent with our strategy to be the preeminent supplier of custom and complex drug development services and products to the pharmaceutical industry,” said William S. Marth, AMRI’s president and chief executive officer. “OsoBio adds significantly to our sterile manufacturing capabilities, extending our industry-leading position in early stage contract manufacturing to now include OsoBio’s preeminent large-scale commercial production. In addition, we expect to realize savings in capital costs associated with the previously planned facility expansion.”

“We are very excited about the synergies that our Albuquerque operations will bring to AMRI as part of their organization,” said Milton Boyer, OsoBio’s President. “The addition of AMRI’s experience and capabilities in early phase development greatly increases the value proposition for our customers, providing a single source to address all sterile fill/finish needs from phase 1 development complete to commercial supply.”

Located in Albuquerque, New Mexico, OsoBio is a trusted, long-time partner to many of the industry’s leading pharmaceutical companies and is well respected for its expertise in manufacturing complex injectables, its reliability of supply and superior track record of quality. OsoBio’s core capabilities include liquid fill and lyophilized products, highly potent compounds, cytotoxics, proteins and peptides, monoclonal antibodies, vaccines, liposomal suspensions and controlled substances. OsoBio has provided manufacturing support for more than 250 unique products and their attractive development pipeline, which includes multiple late-stage products, is expected to be important contributor for future growth.

On a stand-alone basis, OsoBio’s forecasted full year 2014 revenue is between $58 million and $60 million, with adjusted EBITDA of between $9 million and $10 million, implying a purchase price multiple of 11 times 2014 adjusted EBITDA at the top end of the range. Adjusted EBITDA excludes any deal related costs or purchase accounting impacts.

AMRI anticipates full year run-rate synergies of approximately $3 million of EBITDA within 12 months of closing. Subject to Hart-Scott-Rodino clearance, the Company anticipates the acquisition will be accretive to 2014 earnings and intends to provide investors with updated 2014 guidance for the combined company when it releases its second quarter 2014 financial results.

OsoBio is expected to continue to operate independently within AMRI’s Drug Product business unit. Milton Boyer, the current president and chief executive officer, will lead the OsoBio team and report into Steven Hagen, Ph.D., AMRI’s senior vice president of manufacturing and pharmaceuticals.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as EBITDA, which is adjusted to exclude, among other things, the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts.  Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. OsoBio projected 2014 EBITDA is only provided on a non-GAAP basis. It is not feasible to provide reconciliation to the most comparable projected U.S. GAAP measure because the excluded items are difficult to predict and estimate and are primarily dependent on future events.

Conference Call and Webcast

AMRI will hold a conference call at 9:00 a.m. ET on Monday, June 2, 2014 to discuss the transaction. The conference call can be accessed by dialing 888-572-7034 (domestic calls) or 719-325-2354 (international calls) at 8:50 a.m. ET and entering passcode 3080358. An audio webcast will also be available live via the Internet and can be accessed on the company’s website at www.amriglobal.com. A replay of the conference call can be accessed for 48 hours at 888-203-1112 (domestic calls) or 719-457-0820 (international calls) and entering passcode 3080358. Replays of the audio webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at www.amriglobal.com/investor_relations/.

About AMRI

Albany Molecular Research Inc. (AMRI) is a global contract research and manufacturing organization that has been working with the Life Sciences industry to improve patient outcomes and the quality of life for more than two decades. With locations in North America, Europe and Asia, our key business units include Large Scale Manufacturing (LSM) and Discovery and Development Solutions (DDS). The LSM business unit includes API and Drug Product Manufacturing, which supports the commercial cGMP manufacturing of complex APIs, starting materials, clinical formulation development and aseptic fill and finish. Our DDS unit provides comprehensive services from hit identification to IND, including expertise with diverse chemistry, library design and synthesis, in vitro biology and pharmacology, drug metabolism and pharmacokinetics, as well as natural products. For more information about AMRI, please visit our website atwww.amriglobal.com or follow us on Twitter (@amriglobal).

About AMRI Large Scale API and Drug Product Manufacturing

With demonstrated success in Large Scale API and Drug Product Manufacturing, we offer the preeminence and scale to support the chemical development, clinical formulation development, cGMP manufacture and cGMP aseptic formulation and filling of complex Active Pharmaceutical Ingredients (API), including potent, controlled substances, biologics, peptides, steroids, and cytotoxic compounds. Our global manufacturing footprint, which also includes manufacturing in Europe and India, provides customers with access to global markets and low-cost manufacturing of APIs or intermediates. In addition, we have the skills and infrastructure to adequately provide complex API research and development, analytical support and support with global regulatory activities. On the Drug Product side, we have expertise with supporting pre-clinical through commercial scale production of complex liquid-filled and lyophilized parenteral formulations. We specialize in vial and pre-filled syringe manufacturing and have lyophilization capabilities for vials. AMRI has the capability to perform small batch manufacturing, but has the capacity to perform filling for larger batches to support Phase III, registration batches and commercial.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the pending acquisition of OsoBio Pharmaceuticals, Inc., the projected revenue and non-GAAP EBITDA of OsoBio, the potential synergies associated with the transaction, the potential impact on AMRI’s operations and financial results, statements made by the company’s Chief Executive Officer, statements regarding the strength of the company’s business and prospects, statements regarding the actions taken to reduce cost and improve operating performance, and statements concerning the company’s momentum and long-term growth, including expected results for 2014 and possible investment opportunities. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to, the ability of the Company to close the transaction with OsoBio and effectively integrate OsoBio’s business; possible negative impacts to the revenue expected to be received by OsoBio following the closing of the transaction; trends in pharmaceutical and biotechnology companies’ outsourcing of chemical research and development, including softness in these markets; sales of Allegra® and the impact of the “at-risk” launch of generic Allegra®, the OTC conversion of Allegra® and the generic and OTC sales of Allegra in Japan on the company’s receipt of significant royalties under the Allegra® license agreement; the success of the sales of other products for which the company receives royalties; the risk that the company will not be able to replicate either in the short or long term the revenue stream that has been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the company’s ability to enforce its intellectual property and technology rights; the company’s ability to obtain financing sufficient to meet its business; the company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the company’s ability to effectively maintain compliance with applicable FDA and DEA regulations; the company’s ability to integrate past or future acquisitions and make such acquisitions accretive to the company’s business model; the company’s ability to take advantage of proprietary technology and expand the scientific tools available to it; the ability of the company’s strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on March 17, 2014, and the company's other SEC filings. OsoBio revenue and EBITDA, potential synergies available following closing of the pending transaction and other forward looking information offered by senior management today represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Contacts:

Investors: Michael Nolan, AMRI Chief Financial Officer, 518-512-2261

Media: Gina Rothe, AMRI Communications, 518-512-2512